                            SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                             HealthDesk Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment  of Filing Fee (Check the appropriate box):

[X]    No fee required.

[ ] 1  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1)     Title of each class of securities to which transaction applies:

                --------------------------------------------------------------

         2)     Aggregate number of securities to which transaction applies:

                --------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                --------------------------------------------------------------

         4)     Proposed maximum aggregate value of transaction:

                --------------------------------------------------------------

         5)     Total fee paid:

                --------------------------------------------------------------

[ ] 2  Fee paid previously with preliminary materials.

[ ] 3 Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)       Amount Previously Paid:

                --------------------------------------------------------------

       2)       Form, Schedule or Registration Statement No.:

                --------------------------------------------------------------

       3)       Filing Party:

                --------------------------------------------------------------

       4)       Date Filed:

                            HEALTHDESK CORPORATION
                         2560 Ninth Street, Suite 220
                              Berkeley, CA 94710



                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD JUNE 17, 1998


     To the Shareholders of HealthDesk Corporation:


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of HealthDesk Corporation, a California corporation (the "Company"), will be held on June 17, 1998, at 9:00 a.m. local time at the Radisson Hotel Berkeley Marina at 200 Marina Boulevard, Berkeley, California, 94710 for the following purposes:


   1. To elect six (6) members of the Board of Directors to hold office until the 1999 Annual Meeting of Shareholders and until their respective successors are elected and qualified.


   2. To vote upon a proposal to ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent public accountants for the year ending December 31, 1998.


   3. To transact such other business as may properly come before the meeting.


     Shareholders of record at the close of business on April 27, 1998 are entitled to notice of, and to vote at, this meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the shareholders entitled to vote at the meeting will be available for examination by any shareholder for any purpose relating to the meeting during ordinary business hours at the principal office of HealthDesk Corporation.


                                                By Order of the Board of
                                                Directors


                                                /s/ Timothy S. Yamauchi
                                                -------------------------
                                                TIMOTHY S. YAMAUCHI
                                                Secretary


Berkeley, California
April 30, 1998


SHAREHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. PROXIES ARE REVOCABLE, AND ANY SHAREHOLDER MAY WITHDRAW HIS OR HER PROXY AND VOTE IN PERSON AT THE MEETING.

                            HEALTHDESK CORPORATION
                         2560 Ninth Street, Suite 220
                               Berkeley, CA 94710

               Proxy Statement for Annual Meeting of Shareholders

                                April 30, 1998

     The accompanying proxy is solicited by the Board of Directors of HealthDesk Corporation, a California corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held June 17, 1998, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The date of this Proxy Statement is April 30, 1998, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to shareholders.


                              GENERAL INFORMATION

     Voting Securities. Only shareholders of record as of the close of business on April 27, 1998 will be entitled to vote at the meeting and any adjournment thereof. As of that date, there were 5,792,845 shares of Common Stock of the Company, no par value, issued and outstanding. Shareholders may vote in person or by proxy. Each holder of shares of Common Stock is entitled to one vote for each share of stock held on the proposals presented in this Proxy Statement. The Company's bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting.

     Solicitation of Proxies. The cost of soliciting proxies will be borne by the Company. In addition to soliciting shareholders by mail through its regular employees, the Company may request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. The Company may use the services of its officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation.

     Voting of Proxies. All valid proxies received prior to the meeting will be voted. All shares represented by a proxy will be voted, and where a shareholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A shareholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is voted, by delivery to the Secretary of the Company of a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

                                PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

     Six (6) directors, constituting the Company's full Board, are to be elected at the Annual Meeting. If elected, the nominees will serve as directors until the Company's Annual Meeting of Shareholders in 1999, and until their successors are elected and qualified.

     Management's nominees for election to the Board of Directors and certain information with respect to their age and background are set forth below. Management knows of no reason why any nominee would be unable or unwilling to serve. However, if any nominee(s) should for any reason be unable or unwilling to serve, the proxies will be voted for such substitute nominees as management may designate.

     If a quorum is present and voting, the nominees for directors receiving the highest number of votes will be elected as directors. Abstentions and shares held by brokers that are present, but not voted because the brokers were prohibited from exercising discretionary authority, i.e., "broker non-votes," will be counted as present for purposes of determining if a quorum is present.




                                                                           Director
Name                       Position With the Company               Age      Since
------------------------   ------------------------------------   -----   ---------
Peter S. O'Donnell         President, Chief Executive Officer      49       1995
                           and Chairman of the Board
John Pappajohn             Director                                69       1993
James A. Gordon            Director                                48       1996
Dr. Joseph Rudick, Jr.     Director                                41       1992
Molly J. Coye, MD          Director                                50       1997
Joseph R. Dunham II        Nominee                                 34         --

     Peter S. O'Donnell has been President, Chief Executive Officer and Chairman of the Board of the Company since September 1995. From May 1995 to August 1995, Mr. O'Donnell was a consultant to the Company. From February 1993 to April 1995, Mr. O'Donnell was Executive Vice President of Sales and Marketing at the Partnership Group, a company which provides consulting services to employees regarding child and elder care matters. From October 1991 to February 1993, Mr. O'Donnell was Executive Vice President of Sales and Marketing for Wellmark Inc., a healthcare company offering electronic data interchange services that allow hospitals and other healthcare providers to transmit files electronically to payers. Mr. O'Donnell received an M.A. degree in government in 1972 from Rutgers University and a B.A. degree in psychology in 1971 from Pennsylvania State University.

     John Pappajohn has been a director of the Company since 1993. Mr. Pappajohn also serves as a director of the following companies: CareGroup, Inc.; Core, Inc.; OncorMed Inc.; PACE Health Management Systems, Inc.; Patient Infosystems, Inc; and American Physician Partners, Inc. Mr. Pappajohn has been the sole owner of Pappajohn Capital Resources, a venture capital firm, and has served as President of Equity Dynamics, Inc., a financial consulting firm, since 1969. Mr. Pappajohn received a B.S.C. degree from the University of Iowa in 1952.

     James A. Gordon has been director of the Company since September 1996. Mr. Gordon is the President of the General Partner of Edgewater II Management, L.P., a venture capital management firm. Mr. Gordon is also the General Partner of Edgewater Private Equity Fund II, L.P., a venture capital firm. Mr. Gordon serves as a director of the following companies: IMNET Systems, Inc.; Advanced Photonix, Inc.; and Microwave Systems. Mr. Gordon has been President of Gordon Management, an investment management company, since February 1992. Mr. Gordon received a B.A. degree summa cum laude from Northwestern University.

     Dr. Joseph Rudick, Jr., a founder of the Company, has been a director of the Company since August 1992. Dr. Rudick has been self-employed as a physician since 1988 with Associate Ophthalmologist, P.C. Dr. Rudick has also served as Vice President of Castle Group/Paramount Capital, a venture capital firm, since 1993. Dr. Rudick currently serves as a director of Optex Ophthalmics and Channel Pharmaceuticals. Dr. Rudick received a B.A. from Williams College in 1978 and an M.D. from the University of Pennsylvania in 1983.

     Dr. Molly J. Coye is currently the Director of the West of Coast Office for The Lewin Group. Until September 1997, Dr. Coye served as Senior Vice President of Strategic Development for the Company. Dr. Coye served as Senior Vice President of the Good Samaritan Health System, a non-profit, integrated health care system, from September 1993 to January 1996. From June 1991 to September 1993, Dr. Coye served as Director of the California Department of Health Services. From 1986 to 1990, Dr. Coye was the Commissioner of Health for the State of New Jersey. Dr. Coye received a B.S. degree in political science from the University of California at Berkeley in 1968, an M.A. degree in Asian history from Stanford University in 1972, and an M.D. and an M.P.H. from Johns Hopkins University in 1977. Dr. Coye completed an internship in Family Medicine at San Francisco General Hospital and a residency in Preventative Medicine at the Robert Wood Johnson Foundation Clinical Scholars Program at the University of California at San Francisco.

     Joseph R. Dunham II is currently the Senior Vice President of Equity Dynamic, Inc., a financial consulting firm. From January 1993 to August 1997, Mr. Dunham served as Manager of Investment Services with Wellmark Blue Cross Blue Shield of Iowa. From May 1990 to January 1993, Mr. Dunham served as Vice President of Corporate Finance with Allied Group Merchant Banking. Mr. Dunham received a B.A. degree in Business Education from Wartburg College in 1986 and an M.B.A. from Drake University in 1992.

     During 1997, the Board held two (2) meetings. Each director serving on the Board in 1997 attended at least 75% of such meetings of the Board and the committees on which he served.

     The Company has an Audit Committee and a Compensation Committee.

     The Audit Committee's function is to review with the Company's independent accountants and management the annual financial statements and independent accountants' opinion, review the scope and results of the examination of the Company's financial statements by the independent accountants, approve all professional services and related fees performed by the independent accountants, recommend the retention of the independent accountants to the Board, subject to ratification by the shareholders, and periodically review the Company's accounting policies and internal accounting and financial controls. The members of the Audit Committee are Messrs. Pappajohn and Gordon. The Audit Committee was created in late 1996 and held one meeting in 1997.

     The Compensation Committee's function is to review and establish salary levels for executive officers and certain other management employees and to grant stock options. The members of the Compensation Committee in 1997 were Messrs. Pappajohn and Sengpiel. During 1997, the Compensation Committee held one meeting. The members of the Compensation Committee in 1998 are Messrs. Pappajohn and Gordon.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES NAMED ABOVE.

                                PROPOSAL NO. 2
            RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors of the Company has selected Coopers & Lybrand L.L.P. as independent accountants to audit the financial statements of the Company for the year ending December 31, 1998. Coopers & Lybrand L.L.P. has acted as the Company's independent auditors since the Company's inception. A representative of Coopers & Lybrand L.L.P. is expected to be present at the Annual Meeting with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

     The affirmative vote of a majority of the votes cast at the Annual Meeting of Shareholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions have the same effect as a negative vote on this proposal. Broker non-votes will have no effect on the outcome of this vote.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 1998.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     The following table sets forth certain information, as of March 31, 1998, with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own more than 5% of the Company's Common Stock, (ii) each director and director-nominee of the Company, (iii) the individual who served as the Chief Executive Officer of the Company in 1997, and the other three highest compensated executive officers of the Company whose salary and bonus for the year ended December 31, 1997 exceeded $100,000 (the "Named Executive Officers"), and (iv) all directors and executive officers of the Company as a group.


                                                     Shares Owned (2)
                                         -----------------------------------------
Name and Address of
Beneficial Owner (1)                      Number of Shares     Percentage of Class
--------------------------------------   ------------------   --------------------
Peter S. O'Donnell (3) ...............          180,000        2.8%
Terry M. Brandt (4) ..................           50,000          *
Timothy S. Yamauchi (5) ..............           60,000          *
Gerald W. Zieg (6) ...................           60,000          *
John Pappajohn (7) ...................        1,422,500       21.9
Edgewater Private Equity Fund II, L.P.
666 Grand Avenue, Suite 200
Des Moines, Iowa 50309 ...............        1,228,500       18.9
James A. Gordon (8) ..................        1,228,500       18.9
Dr. Joseph Rudick, Jr.
150 Broadway
New York, New York 10038 (9) .........          219,000        3.4
David Sengpiel (10) ..................           15,000          *
Molly C. Coye, MD (11) ...............           77,400        1.2
Joseph R. Dunham II (12) .............           10,000          *
All officers and directors as a group
(ten persons) (13) ...................        3,322,400       51.2%

------------
* Represents less than 1%.
(1) Except as otherwise indicated, the address for each beneficial owner identified is c/o HealthDesk Corporation, 2560 Ninth Street, Suite 220, Berkeley, California 94710.
(2) Unless otherwise indicated, the Company believes that all persons and entities named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of shares of Common Stock that can be acquired by such person within 60 days from March 31, 1998, upon the exercise of options or convertible securities. Each beneficial owner's percentage ownership is based on 5,792,845 shares of Common Stock outstanding as of March 31, 1998 and is determined by assuming that convertible securities and options that are held by such person (but not those held by any other person) and which are exercisable within such period have been exercised.
(3)  Represents immediately exercisable options to purchase 180,000 shares.
(4)  Represents immediately exercisable options to purchase 50,000 shares.
(5)  Represents immediately exercisable options to purchase 60,000 shares.
(6) Represents immediately exercisable options to purchase 60,000 shares, of which, 50,000 shares were granted on May 21, 1997, replacing an option to purchase 50,000 shares that was granted on December 2, 1996. Option to purchase 50,000 shares was canceled in connection with the repricing. See "REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON REPRICING OF OPTIONS."

(7)  Includes immediately exercisable options to purchase 10,000 shares.
(8) Includes 1,228,500 shares of Common Stock held by Edgewater Private Equity Fund II, L.P. Mr. Gordon may be deemed to be the beneficial owner of such shares. Excludes 30,000 shares of Common Stock held by Laura Gordon 1985 Trust over which Mr. Gordon has voting power but no pecuniary interest. Mr. Gordon disclaims beneficial ownership of such 30,000 shares.
(9)  Includes immediately exercisable options to purchase 24,000 shares.
(10) Includes immediately exercisable options to purchase 15,000 shares. Mr. Sengpiel resigned as director on April 21, 1998.
(11) Includes immediately exercisable options to purchase 77,400 shares.
(12) Mr. Dunham was nominated by the Board as director on April 21, 1998.
(13) Includes immediately exercisable options to purchase 476,400 shares.


                    EXECUTIVE COMPENSATION AND OTHER MATTERS

     The following table sets forth information concerning the total compensation of the Named Executive Officers for the years ended December 31, 1997, 1996 and 1995:


                           SUMMARY COMPENSATION TABLE




                                                                                                            Long-Term
                                                     Annual Compensation                                  Compensation
                                               -------------------------------                       ----------------------
                                                                                    Other Annual      Securities Underlying
    Name and Principal Position        Year       Salary           Bonus            Compensation           Options (#)
-----------------------------------   ------   -----------   -----------------   -----------------   ----------------------
Peter S. O'Donnell (1)
 President, Chief Executive           1997      $163,200     $20,000 (2)              --                          --
 Officer and Chairman of              1996      $161,067     $ 26,667                 --                          --
 the Board ........................   1995      $ 53,033     $ 13,333            $79,699 (3)                 180,000

Terry M. Brandt (4)
 Chief Technology Officer .........   1997      $ 98,958          --                  --                      50,000

Timothy S. Yamauchi (5)               1997      $110,000          --                  --                          --
 Chief Financial Officer, .........   1996      $101,141     $ 20,000                 --                          --
 Secretary and Treasurer ..........   1995      $ 26,258          --                  --                      60,000

Gerald W. Zieg (6)
 Senior Vice President of .........   1997      $ 90,000          --             $25,000 (7)                  10,000
 Sales and Marketing ..............   1996      $  7,500          --             $ 2,083 (8)                  50,000

------------
(1) Mr. O'Donnell joined the Company in September 1995.
(2) Represents payment of deferred 1996 year end bonus.
(3) Represents consulting fees of $63,699 from May to September 1995 and relocation costs.
(4) Mr. Brandt joined the Company in March 1997.
(5) Mr. Yamauchi joined the Company in September 1995.
(6) Mr. Zieg joined the Company in December 1996.
(7) Represents annual commission of $25,000.
(8) Represents commission of $2,083 for the month of December 1996.

     Peter S. O'Donnell has been President, Chief Executive Officer and Chairman of the Board of the Company since September 1995. From May 1995 to August 1995, Mr. O'Donnell was a consultant to the Company. From February 1993 to April 1995, Mr. O'Donnell was Executive Vice President of Sales and Marketing at the Partnership Group, a company which provides consulting services to employees regarding child and elder care matters. From October 1991 to February 1993, Mr. O'Donnell was Executive Vice President of Sales and Marketing for Wellmark, Inc., a healthcare company offering electronic data interchange services that allow hospitals and other healthcare providers to transmit files electronically to payers. Mr. O'Donnell received an M.A. degree in government in 1972 from Rutgers University and a B.A. degree in psychology in 1971 from Pennsylvania State University.

     Terry M. Brandt has been Chief Technology Officer since March 1997. Mr. Brandt has over ten years of healthcare technology experience. Most recently, Mr. Brandt was technical director for Isys Idea Systems, Inc., a company specializing in the development of educational and promotional properties for the World Wide Web. From 1993 to 1995, he was the Vice President and Chief Technology Officer for Hospital Cost Consultants, Inc. Previously he was Director of Information Services for Shands Teaching Hospital in Gainesville, Florida. He received his undergraduate degree from the University of Central Florida and his M.S. in Marketing and Consumer Behavior from the University of Florida.

     Timothy S. Yamauchi has been Chief Financial Officer, Secretary and Treasurer of the Company since September 1995. From May 1994 to June 1995, Mr. Yamauchi served as Chief Financial Officer of Innofusion Corporation, a private home healthcare company. From May 1991 to May 1994, Mr. Yamauchi was employed by Total Pharmaceutical Care Inc., a public healthcare service company, as Treasurer and Director of Planning and Analysis. Mr. Yamauchi received a B.S. degree in Accounting from California State University, Los Angeles in 1983, an M.B.A. from Harvard Graduate School of Business Administration in 1991 and is a Certified Public Accountant.

     Gerald W. Zieg has been Senior Vice President of Sales of the Company since December 1996. Mr. Zieg was Senior Vice President of Business Development of Ambulatory Pharmaceutical Services of America, Inc., a home health care company, from April 1996 to November 1996. From 1991 until April 1996, Mr. Zieg was Director of Marketing, Infusion/Chronic Homecare Program for Apria Healthcare Incorporated, a medical services company. Mr. Zieg received a B.S. in Pharmacy from the University of Michigan in 1973 and an M.S. in Pharmacy from Wayne State University in 1979.

                            OPTIONS GRANTED IN 1997

     During the year ended December 31, 1997, the Company granted options to purchase the Company's Common Stock to the Named Executive Officers as set forth below:



                                           Individual Grants in Fiscal 1997
-----------------------------------------------------------------------------------------------------------------------
                                                                                                 Potential Realizable
                                                                                                       Value at
                                                                                                Assumed Annual Rates of
                                                                                               Stock Price Appreciation
                                         Percent of Total                                                for
                                         Options Granted                                             Option Term
                             Options     to Employees in       Exercise      Expiration Date   ------------------------
           Name              Granted       Fiscal Year          Price          Date (Year)          5%          10%
--------------------------  ---------  ------------------  ---------------  -----------------  -----------  -----------
Peter S. O'Donnell .......       --      --                      --                --                 --           --
Terry M. Brandt ..........   50,000    13.8%               $3.28 - $3.38          2007          $103,768     $262,968
Timothy S. Yamauchi ......       --      --                      --                --                 --           --
Gerald W. Zieg (1) .......   60,000    16.6%               $3.13 - $3.28      2006 & 2007       $119,050     $301,695

------------
(1) Includes 50,000 options that were repriced in May 1997, replacing options granted in December 1996.

     The following table provides the specified information concerning exercises of options to purchase the Company's Common Stock in 1997, and unexercised options held as of December 31, 1997, by the Named Executive
Officers:


                      AGGREGATE OPTION EXERCISES IN 1997
                          AND YEAR-END OPTION VALUES



                                                                                                 Value of Unexercised
                                   Shares                      Number of Unexercised           In-the-Money Options at
                                  Acquired                    Options at 12/31/97 (1)                12/31/97 (2)
                                    on          Value     -------------------------------   ------------------------------
                                   Name       Realized     Exercisable     Unexercisable     Exercisable     Unexercisable
                                ----------   ----------   -------------   ---------------   -------------   --------------
Peter S. O'Donnell ..........      --           --           180,000            --             $351,337           --
Terry M. Brandt .............      --           --            50,000            --                   --           --
Timothy S. Yamauchi .........      --           --            60,000            --             $117,218           --
Gerald W. Zieg ..............      --           --            60,000            --             $  5,700           --

------------
(1) Options granted under the Company's 1994 Founder's Stock Option Plan are generally immediately exercisable subject to a repurchase right in favor of the Company which lapses as the option vests over a four-year period.

(2) Valuation based on the difference between the option exercise price and the fair market value of the Company's Common Stock on December 31, 1997
    (which was $3.25 per share, as reported by NASDAQ SmallCap Market at the close of business on December 31, 1997).

     The following table provides specified information concerning all repricings of options to purchase the Company's Common Stock held by any executive officer of the Company since January 17, 1997, the date of the Company's initial public offering:

                          TEN-YEAR OPTION REPRICINGS



                                                                                                                  Length of
                                              Number of      Market Price                                      Original Option
                                              Securities     of Stock per     Exercise Price                        Term
                                              Underlying         Share         per share at         New         Remaining at
                                               Options        at time of          Time of         Exercise         Date of
                                             Repriced or     Repricing or      Repricing or      Price per      Repricing or
      Name and Position            Date       Amendment        Amendment         Amendment         Share          Amendment
-----------------------------   ---------   -------------   --------------   ----------------   -----------   ----------------
Gerald W. Zieg, SVP .........   5/28/97        50,000       $ 3.13           $ 5.00             $ 3.13           115 Months

                     REPORT OF THE COMPENSATION COMMITTEE
               OF THE BOARD OF DIRECTORS ON REPRICING OF OPTIONS

     On May 21, 1997, the Compensation Committee, comprised of John Pappajohn and David Sengpiel, considered the options held by the Company's employees, including executive officers, and the fact that a broad decline in the price of the Common Stock of the Company had resulted in a substantial number of stock options granted pursuant to the 1994 Stock Option Plan having exercise prices above the recent trading prices of the Company's Common Stock (the "Underwater Options").

     The Compensation Committee reviewed a study prepared by the finance department of the Company demonstrating that a substantial number of the options held by employees at that point in time were Underwater Options. The Compensation Committee reviewed the impact of the decline in the market price of the Company's Common Stock on the incentive afforded by the Underwater Options and determined that such options were significantly less likely to serve their purposes of retaining and motivating employees whose contributions are important to the Company's future success. The Compensation Committee also determined that unless adjustment was made, longer term employees holding Underwater Options would perceive a substantial inequity in comparison to more recently hired employees granted options with exercise prices set at the then lower market price of the Company's Common Stock, and the morale of such longer term employees would suffer as a consequence. The Compensation Committee believed that the future success of the Company would depend in large part on its ability to retain and motivate its highly skilled employees for whom competition in the marketplace is intense, and the loss of such employees could have a significant adverse impact on the Company's business. The Compensation Committee believed that providing equity incentives to employees of the Company to further increase the Company's performance and the value of the Company for its shareholders was both important and cost effective. The Compensation Committee considered other alternatives, such as granting new options selectively to then employed key employees, but determined that the size of the additional options that would be required to offset the decline in the market price of the Company's Common Stock would result in significant dilution to the shareholders.

     Considering these factors, the Compensation Committee determined that it was in the best interests of the Company and its shareholders to restore the incentives for employees and executive officers holding Underwater Options to remain with the Company by adopting a stock option exchange program whereby employees holding Underwater Options may elect to receive new options pursuant to the 1994 Stock Option Plan having an exercise price comparable to the trading price at that time in exchange for the cancellation of the Underwater Options. The offer to exchange options was completed on May 28, 1997; options for a total of 142,400 shares with exercise price of $5.00 per share were exchanged for options for an equal number of shares at an exercise price of $3.13 per share, the closing sale price per share of the Company's Common Stock on the May 28, 1997 as quoted on the Nasdaq National Market.

   COMPENSATION COMMITTEE

   John Pappajohn
   David Sengpiel

Employment Contracts and Termination and Change of Control Arrangements

     The Company has entered into employment agreements with each of Peter S. O'Donnell and Timothy S. Yamauchi which expired in December 1997 and automatically renewed, pursuant to the terms of the agreements, for additional one-year terms. The agreements provide for base compensation payable to Mr. O'Donnell and Mr. Yamauchi of $163,200 and $110,000, respectively, and bonuses to be determined based on annual pre-tax earnings, if any, of the Company. The agreements also provide for employment on a full-time basis and contain a provision that the employee will not compete or engage in a business competitive with the Company for a period of one year after termination. In the event of termination of the employee's employment by the Company other than for cause (including non-renewal of the agreement) or by reason of death or disability, the Company is obligated to make payments equal to one-half of the then applicable annual base salary plus a pro rata portion of the bonus payable for such year.

     The Company has also entered into a letter agreement with Gerald W. Zieg pursuant to which Mr. Zieg is entitled to receive an annual salary of $90,000 plus commissions equal to 1% of net revenues, subject to certain exclusions.

     Certain options granted under the Company's 1994 Founder's Stock Option Plan contain provisions pursuant to which the unvested portions of outstanding options become immediately exercisable and fully vested upon a merger of the Company in which the Company's shareholders do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company or its successor, if the successor corporation fails to assume the outstanding options or substitute options for the successor corporation's stock to replace the outstanding options. The outstanding options will terminate to the extent they are not exercised as of consummation of the merger, or assumed or substituted for by the successor corporation.


Director Compensation

     For each meeting of the Board of Directors which they attend, directors are reimbursed for reasonable travel expenses incurred.


Compensation Committee Interlocks and Insider Participation

     During the last fiscal year, executive compensation was administered by the Compensation Committee comprised of two outside directors, Messrs. Pappajohn and Sengpiel.


Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such person.

     Based solely on the Company's reviews of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company's executive officers, directors and more than 10% shareholders were complied with, except one statement of changes in beneficial ownership reflecting one transaction by Edgewater Private Equity Fund II, LP and annual statements of changes in beneficial ownership in connection with the repricing of certain option grants for Mr. Zieg.


Certain Relationships and Related Transactions

     The Company received a total financing commitment of $1,000,000 from Mr. Pappajohn and Edgewater on February 20, 1998. This financing will be available to the Company on an as needed basis for at least twelve months from the date of this commitment. These commitments were partially utilized on February 25, 1998 for a total of $200,000 in the private placement, noted below.

     In February 1998, the Company completed a private placement of an aggregate of 400,000 shares of Common Stock at $2.00 per share to Mr. Pappajohn and Edgewater (describe registration rights, if any.)

     Except as described above, since January 1, 1997, the Company has made no loans to officers, directors, principal shareholders or other affiliates other than as described above or other than advances of reimbursable expenses. All such transactions, including loans, are subject to approval by a majority of the Company's independent and disinterested directors.


                     SHAREHOLDER PROPOSALS TO BE PRESENTED
                            AT NEXT ANNUAL MEETING

     Proposals of shareholders intended to be presented at the next Annual Meeting of the Shareholders of the Company must be received by the Company at its offices at 2560 Ninth Street, Suite 220, Berkeley, California, 94710, not later than January 4, 1999, and satisfy the conditions established by the Securities and Exchange Commission for shareholder proposals to be included in the Company's proxy statement for that meeting.

                         TRANSACTION OF OTHER BUSINESS

     At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ Timothy S. Yamauchi
                                          -------------------------
                                          TIMOTHY S. YAMAUCHI
                                          Secretary

April 30, 1998

                             HealthDesk Corporation

                    Proxy for Annual Meeting of Shareholders

                       Solicited by the Board of Directors



         The undersigned hereby appoints Peter S. O'Donnell and Timothy S. Yamauchi and each of them, with full power of substitution to represent the undersigned and to vote all the shares of the stock of HealthDesk Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Radisson Hotel Berkeley Marina, 200 Marina Blvd., Berkeley, California on June 17, 1998 at 9:00 a.m. local time, and at any adjournment thereof (1) as hereinafter specified upon the proposals listed below and as more particularly described in the Company's Proxy Statement and (2) in their discretion upon such other matters as may properly come before the meeting.

         The undersigned hereby acknowledges receipt of: (1) Notice of Annual Meeting of Shareholders of the Company, (2) accompanying Proxy Statement and (3) Form 10-KSB of the Company for the year ended December 31, 1997.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                            DIRECTORS OF THE COMPANY.

1.   Election of the following directors:

                  [ ]  FOR the nominees               [ ]  WITHHOLD AUTHORITY
                       listed below (except                to vote for the
                       as marked to the                    nominees listed
                       contrary below.)                    below.

     (INSTRUCTION: To withhold authority to vote for a nominee, strike a line through the nominee's name.)

                                   Peter S. O'Donnell
                                   John Pappajohn
                                   James A. Gordon
                                   Dr. Joseph Rudick, Jr.
                                   Molly C. Coye, MD
                                   Joseph R. Dunham II

2. To ratify the appointment of Coopers & Lybrand L.L.P. as independent accountants of the Company for the year ending December 31, 1998.

                  [ ]  FOR         [ ]  AGAINST               [ ]  ABSTAIN

Whether or not you plan to attend the meeting in person, you are urged to sign and promptly mail this proxy in the return envelope so that your stock may be represented at the meeting.

The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted FOR proposals 1 and 2.

[ ]      CHECK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT.

[ ]      CHECK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING.


Sign exactly as your name(s) appears on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries who execute the above Proxy for a deceased shareholder should give their full title. Please date the Proxy.


                                                     Dated: ______________, 1998




                                  Signature(s): ________________________________

                                                ________________________________